Consent of Independent Accountants



We hereby consent to the use of this Amendment No. 2 to Registration Statement No. 333-90867 on form SB-2 and the Prospectus contained therein of our report dated March 16, 2000, relating to the consolidated financial statements of eAcceleration Corp. which appears in such Prospectus. We also consent to the reference to us under the heading experts, in such Prospectus.


/s/ McKennon, Wilson & Morgan LLP

Irvine, California
March 31, 2000